Exhibit 99.1

EPAM Welcomes DeAnne Aguirre to its Board of Directors

Bringing extensive consulting expertise and a diverse background working with large and complex domestic and international business units

NEWTOWN, PA, USA, March 14, 2023 – EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced the selection of DeAnne Aguirre to its Board of Directors. Ms. Aguirre will also serve on the Board’s Nominating and Corporate Governance Committee. With more than 30 years of experience in senior leadership managing large and complex domestic and international business units, Ms. Aguirre complements EPAM’s diverse group of board members in providing outstanding oversight and guidance for the business.

“We’re pleased to welcome DeAnne to EPAM’s board of directors,” said Arkadiy Dobkin, CEO & President, EPAM. “As we continue to expand our business, DeAnne’s breadth of experience in technology, business and strategy consulting will be a valuable addition to help guide the growth of our advisory services and integrated consulting capabilities.”

Ms. Aguirre currently serves on the Board of Directors and is a member of the Nominating and Governance Committee of Hercules Capital, Inc. (NYSE: HTGC). She also serves on the Board of Directors and Audit Committee for Cisive, a global technology-enabled compliance solutions company. Before that, Ms. Aguirre worked in several leadership positions at Strategy&, the strategy consulting business unit of PricewaterhouseCoopers (PwC), between 2015 and her retirement in 2020, including Managing Partner of the North America Strategy Business, Leader of the Health Industries Strategy Business and Leader of the Katzenbach Center. Ms. Aguirre received an MS in Business Administration from the Stanford University Graduate School of Business and a bachelor’s degree in Mathematics from Fort Hays State University.

“In an increasingly complex business environment, EPAM has significant growth opportunities in helping customers successfully navigate shifting markets while offering next-gen solutions,” said Ms. Aguirre. “As a new board member, I’m excited to work with the management team to help contribute to the Company’s success.”

To read the complete list of EPAM board members, visit: epam.com/about/who-we-are/leadership

ABOUT EPAM SYSTEMS
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.

Selected by Newsweek as a 2021 and 2022 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked four times as the top IT services company on Fortune’s 100 Fastest Growing Companies list. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest Growing Firm.
Learn more at www.epam.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to COVID-19, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.